UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box: [ ] Preliminary Information Statement [ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)) [X] Definitive Information Statement

INTEGRATED ENERGY SOLUTIONS, INC.
(Name of Registrant As Specified In Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF INTEGRATED ENERGY SOLUTIONS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Integrated Energy Solutions, Inc.

480 Forest Avenue Suite 1

Locust Valley, New York

(702) 583-7790

INFORMATION STATEMENT

(Definitive)

December 9, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Integrated Energy Solutions, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders  (the “Stockholders”) of common stock, $0.001 par value per share (the “Common Stock”), of Integrated Energy Solutions, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on October 10, 2014, the Company received a unanimous written consent in lieu of a meeting of the holder of all 51 shares of Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred”), created by unanimous written consent of the Board of Directors of the Company (the “Board”), as permitted by the Company’s Certificate of Incorporation, as may be amended (“Amended Certificate”).  Each share of Series A Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.  As there are currently 550,871,030 shares of Common Stock issued and outstanding, the 51 shares of Series A Preferred Stock have the voting equivalent of 573,330,907 shares of Common Stock. The Series A Stockholder authorized the following:

•

The increase in the number of authorized shares of Common Stock from two billion (2,000,000,000) shares of Common Stock to four billion (4,000,000,000) shares of Common Stock (the “Authorized Share Increase”).

On October 7, 2014, the Board of Directors of the Company (“Board”) approved the Authorized Share Increase and recommended to the Majority Stockholders that they approve the Authorized Share Increase.  On October 9, 2014, the Majority Stockholders approved the Authorized Share Increase by written consent in lieu of a meeting in accordance with the Nevada Revised Statutes.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about December 9, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain the Company’s financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment.

Accordingly, it is the Board’s opinion that the Authorized Share Increase would better position the Company to attract potential business candidates and provide the stockholders a greater potential return.

The Company is not required to file Current and Periodic Reports with the U.S. Securities and Exchange Commission and other reports required of filers pursuant to the Securities Exchange Act of 1934, as amended, nor is the Company required to file proxy statements or information statements. Furthermore, the Company is not subject to the going private rules and certain tender offer regulations, and the beneficial holders of the Company’s securities do not need to report on acquisitions or depositions of the Company’s securities or their plans regarding their influence and control over the Company. Therefore the Company’s status as a voluntary filer reduces investors’ rights to access significant information regarding the Company and its controlling shareholders. The Company’s voluntary filer status may lead to its removal from the over-the-counter bulletin board, as Rule 6530 of the Financial Industry Regulatory Authority provides that issuers must be required to file reports pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 in order to remain listed.

INTRODUCTION

The Nevada Revised Statutes provide that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The Nevada Revised Statutes, however, require that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail this Information Statement on or about December 9, 2014.

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of Integrated Energy Solutions, Inc. (the “Company,” “we,” “our,” or “us”) and the holders of Series A Preferred Stock (the “Series A Preferred”), which constitutes a majority of the voting capital stock of the Company.

Series A Preferred

By unanimous written consent of the Board (as permitted under Nevada law), the number, designation, rights, preferences and privileges of the Series A Preferred were established by the Board (as is permitted under Nevada law and by the Amended Certificate of Incorporation of the Company).  The designation, rights, preferences and privileges that the Board established for the Series A Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on June 24, 2013.  Among other things, the Certificate of Designation provides that each one share of Series A Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by  (y) 0.49, minus (z) the Numerator.

By unanimous written consent of the Board, the Board issued an aggregate of fifty one (51) shares of Series A Preferred to one individual (the “Series A Stockholder”).  As a result of the voting rights granted to the Series A Preferred, the Series A Stockholder holds, in the aggregate, approximately 51.0% of the total voting power of all issued and outstanding voting capital of the Company.

As of October 9, 2014, there were issued and outstanding (i) 730,955,760 shares of Common Stock, and (ii) 51 shares of Series A Preferred Stock.  Pursuant to the Nevada Revised Statutes, at least a majority of the voting equity of the Company, or at least 365,477,880 votes, are required to approve the Authorized Share Increase by written consent.  The Majority Stockholder, who holds in the aggregate the equivalent of 760,757,975 votes or approximately 51.0% of the voting equity of the Company, has voted in favor of the Authorized Share Increase thereby satisfying the requirement under the Nevada Revised Statutes that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series A Stockholder, the number of shares of Series A Preferred held by the Series A Stockholder, the total number of votes that the Series A Stockholder voted in favor of the

Authorized Share Increase and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series A Stockholder	Number of Shares of Series A Preferred held	Equivalent Number of Votes of Common Stock held by such Series A Stockholder	Equivalent Number of Votes of Common Stock that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
James Zimbler	51	760,757,975	760,757,975	51.0%

ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada.  We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

We currently expect to file the Amendment on or about December 30, 2014.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from two billion (2,000,000,000) shares to four billion (4,000,000,000) shares.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The Board believes the Authorized Share Increase is necessary and advisable in order to maintain our financing and capital raising ability and to generally maintain our flexibility in today’s competitive and rapidly changing environment. The additional two billion (2,000,000,000) shares of Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. The immediate purpose for increasing the authorized shares is to provide enough shares required for the conversion of outstanding convertible securities. The additional shares of Common Stock may also be used for future issuances of stock options pursuant to employee benefit plans and to provide for issuances to satisfy conversions of future convertible debt or convertible preferred stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common

Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of October 10, 2014 and as adjusted to reflect the sale of our common stock offered by this prospectus, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group. As of October 10, 2014, there were a total of 730,955,760 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of October 10, 2014, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name of Beneficial Owner (1)	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Percent of Class (2)
James Zimbler	0	51	100%

Ernest B. Remo, Interim Chief Executive Officer, Director (3)	0	0	0%

All officers and directors as a group (1 person)	0	0	0%
Matthew Worrall, Former Chief Executive Officer and Director (3)	18,332,315	0	2.50%

(1)  Beneficial ownership generally includes voting or investment power with respect to securities. Unless otherwise indicated, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the securities.  Beneficial ownership is determined in accordance with Rule 13d–3(d)(1) under the Exchange Act and includes securities for which the beneficial owner has the right to acquire beneficial ownership within 60 days.

(2)  Based on 730,955,760 shares of common stock issued and outstanding as of October 10, 2014.

(3)  On January 27, 2014, Mr. Matthew Worrall resigned as Chief Executive Officer, President, director and any and all other positions to which he has been previously or at any time appointed, regardless of whether he served in such capacity of the Company.  Mr. Ernest B. Remo assumed the role of the Company’s Interim Chief Executive Officer and Director on January 27, 2014.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Quarterly Report on Form 10-Q for the three months ended June 30, 2013 filed on August 19, 2013;
(2)	Quarterly Report on Form 10-Q for the three months ended September 30, 2013 filed on November 19, 2013;
(3)	Current Reports on Form 8-K filed on September 9, 2013, January 21, 2014, January 28, 2014, April 10, 2014, and October 1, 2014, respectively;
(4)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on April 25, 2013;
(5) (6)	Quarterly Report on Form 10-Q for the three months ended March 31, 2014 filed on May 20, 2014; and Quarterly Report on Form 10-Q for the three months ended June 30, 2014 filed on September 15, 2014.

You may request a copy of these filings, at no cost, by writing Integrated Energy Solutions, Inc. at 480 Forest Avenue Suite 1, Locust Valley, NY 11560 or telephoning the Company at (702) 583-7790.  Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 480 Forest Avenue Suite 1, Locust Valley, NY 11560 or telephoning the Company at (702) 583-7790.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Name Change and Authorized Share Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Ernest Remo

Name: Ernest Remo

Title: Chief Executive Officer

Dated: December 9, 2014